UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)  March  8,  2005
                                                         ---------------

                         ALPHA WIRELESS BROADBAND, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                    0-20259                  33-0845463
          ------                    -------                  ----------
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)

10120 South Eastern Avenue, Suite 200, Henderson, Nevada           89052
--------------------------------------------------------           -----
       (Address of principal executive offices)                  (Zip Code)

                                     775-588-2387
                                     ------------
               Registrant's telephone number, including area code

                                      None
                                      ----
           (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's  Business  and  Operations
---------------------------------------------------

Item  1.01  Entry  into  a  Material  Definitive  Agreement.

Pursuant to a meeting of the Board of Directors held on March 16, 2005, the Board of Directors of the Company authorized the appoint of a new President for the subsidiary Skyy-Fi, Inc. Bo Linton who has agreed to serve as Directors of the Company for a period of one-year, has also agreed to serve as President of Skyy-Fi, Inc.

Item  3.02  Unregistered  Sales  of  Equity  Securities

The following sets forth certain sales of unregistered securities since the Company's last periodic report. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D.

On March 8, 2005, the Board of Directors issued 562,500,000 shares of its unregistered restricted common stock to the Reda Family Trust for $75,000.00. This issuance was intended to be exempt from registration under section 4(2) and/or Regulation D of the Securities Act of 1933.

These funds $75,000.00 are held by the Company will be paid pursuant to a settlement agreement that was reached between the Company and Globalist in lieu of the $316,008 that Globalist claims is owed by the Company which the Company disputes.

On March 15, 2005, the Board of Directors issued 200,000,000 shares of its unregistered restricted common stock to International Broadcasting Corp. (IBC) for payment pursuant to a three month "Advertising Agreement" entered into by the Company with IBC. This issuance was intended to be exempt from registration under section 4(2) and/or Regulation D of the Securities Act of 1933.


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Item  8.01  Other  Events.

The  following  cyber  threat  was  received  by  the Company on March 16, 2005.

From:  RyanEvans@aol.com
Date:  Wed  Mar  16,  2005  4:35:50  PM  US/Pacific
To:  lrippy@seamlessp2p.net
Subject:  Re:  Pilgrim

What a small world. I know a lot about Marc Tow. I called his office and he said that he will try to get this bill paid asap, which I don't really believe. He rushed me off the phone when I told him that I'm a regular poster on RB (ragingbull) LOL. He knows what somebody like me could do. lol. I Could probably even scare the day traders away from this one, which would hold the price at .0001, or even lower. This might not ever see .0002 again once I begin.

Just raise the 4k before it costs all of you a lot MORE money. Before you say NO, maybe you should forward this email to Albert Reda, or anybody that cares about the AWBI share price. This little bill is about to cost a lot of people a lot of money. I'm very serious.

Alpha and Seemless are not going to ignore this any longer. If I were you, you should call Marc Tow, or Reda, and explain the situation (about me being an RB Basher) before you cost all of them a lot of money. Tow owns a lot of shares0001 from .0002 is a 50% loss for everybody, and its all because you won't pay this small bill. This is a downfall to having a publicly traded company. By simply telling the truth to the public, it can cost a publicly traded company big time.

I  need  an  answer asap before I go on a MISSION on RB.   I can create 50 aka's
for  RB  in  a  matter  of  minutes  lol.

Ryan  Evans
Director  of  Operations
PCM,  Inc.
www.PCMHoldings.com
1-800-314-6408
714.738-4952


The  following  cyber  threat  was  received  by  the Company on March 17, 2005.

From:  RyanEvans@aol.com
Date:  Thu  Mar  17,  2005  11:24:52  AM  US/Pacific
To:  lrippy@seamlessp2p.net
Subject:  RB

I  can't  beliveve  that  you're  making  me  go  back  to  RB  after  3 years

There will be no settlement from this point forward. It will cost you the entire 4k that you owe. This is because you're about to make me log in some serious hours on RB, which is why I will not be able to settle this account.

Ryan  Evans
Director  of  Operations
PCM,  Inc.
www.PCMHoldings.com
1-800-314-6408
714.738-4952

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha  Wireless  Broadband,  Inc.
---------------------------------
(Registrant)

March  17,  2005
----------------
Date

/s/  Albert  R.  Reda
---------------------
Albert  R.  Reda,  President


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